Exhibit 99.2
Earnings Presentation Second Quarter 2011 July 27, 2011 Presenters: Joseph P. Campanelli Chief Executive Officer Paul D. Borja Chief Financial Officer

2 The information contained in this presentation is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This presentation may include forward-looking statements and include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "assumes," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional words such as "assuming," "will," "would," "possible," "proposed," "projected," "positioned," "vision," "opportunity," "should," "could," "indicative," "target" or "may." Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Some of these are: Volatile interest rates that impact, amongst other things, (i) the mortgage banking business, (ii) our ability to originate loans and sell assets at a profit, (iii) prepayment speeds and (iv) our cost of funds, could adversely affect earnings, growth opportunities and our ability to pay dividends to shareholders. Our ability to maintain capital levels. Competitive factors for loans could negatively impact gain on loan sale margins. Competition from banking and non-banking companies for deposits and loans can affect our growth opportunities, earnings, gain on sale margins, market share and ability to transform business model. Changes in the regulation of financial services companies and government-sponsored housing enterprises, and in particular, declines in the liquidity of the mortgage loan secondary market, could adversely affect business. Changes in regulatory capital requirements or an inability to achieve desired capital ratios could adversely affect our growth and earnings opportunities and our ability to originate certain types of loans, as well as our ability to sell certain types of assets for fair market value or to transform business model. - General business and economic conditions, including unemployment rates, further movements in interest rates, the slope of the yield curve, any increase in fraud and other criminal activity and the further decline of asset values in certain geographic markets, may significantly affect the company's business activities, loan losses, reserves, earnings and business prospects. - Factors concerning the implementation of proposed enhancements and transformation of business model could result in slower implementation times than we anticipate and negate any competitive advantage that we may enjoy. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events. Legal Disclaimer

3 Second Quarter 2011 Highlights Entered into agreement with PNC Bank to divest Georgia deposit franchise Recorded net loss to common stockholders of $(74.9) million, $(0.14) per share Generated $41.0 million in pre-tax, pre-credit-cost income, driven by strong mortgage banking revenues Originated $99.1 million of commercial and specialty loans, a 300% increase from prior quarter, and maintained active and robust commercial and specialty pipeline Continued to de-risk balance sheet, selling $68.1 million of non-performing commercial real estate assets, resulting in gain of $0.6 million Grew held-for-investment loan portfolio by 3.7% from prior quarter Decreased non-performing assets by 6.3% from prior quarter Reduced funding costs and increased core deposits Continued to maintain strong capital and liquidity levels Tier 1 ratio of 10.07% and $1.6 billion in liquidity to fuel loan growth

4 Summary Financial Results

5 Pre-tax, Pre-credit-cost Income -- Continue to generate core earnings, despite net loss...

6 Net Interest Margin ($ in millions) -- Bank net interest margin remained flat from the prior quarter, as the improvement in funding cost was offset by lower average mortgage loan balances...

7 Core Deposits -- Retail core deposits increased, both in total, and as a percentage of retail deposits... Note: Includes checking accounts, savings accounts, and money market accounts (excludes custodial accounts). ($ in millions)

8 Cost of Funds -- Average cost of funds continues to steadily decline, driven by a decrease in deposit funding costs... ($ in millions)

9 Residential Mortgage Originations -- Second quarter mortgage origination volume decreased from prior quarter, reflecting continued industry-wide pressure on home values and customer borrowing capacity... ($ in millions)

10 Gain on Loan Sales -- Second quarter gain on loan sale income decreased, consistent with industry trends... ($ in millions)

11 Historical Monthly Lock Volume Note: Residential mortgage volume ($ in millions) -- Residential mortgage rate locks increased significantly in June, indicating potentially stronger mortgage origination trends in the third quarter, due primarily to seasonality...

12 Mortgage Servicing Rights (MSR) Income -- Mortgage servicing rights portfolio, net of hedges, continues to generate substantial revenues... Note: MSR income includes net loan administration income and net gain or loss on trading securities ($ in millions)

13 Credit-Related Expenses -- Provision for loan losses increased from the prior quarter, primarily driven by a one- time change in loss severity assumptions and increased 90+ day delinquent first mortgages. Increase in provision was partially offset by a decrease in asset resolution expense... Note: Provision for Q4 2010 excludes $176.5 million related to a loss on the sale of $474 million of non-performing loans and the concurrent transfer of $104.2 million of such loans to the available-for-sale category ($ in millions)

14 Asset Quality -- Many key asset quality trends continued their improvement... 1) Includes non-performing loans available-for-sale

15 Allowance for Loan Losses -- Allowance for loan losses remain at strong levels... ($ in millions)

16 Regulatory Capital Ratios -- Tier 1 capital ratio increased from prior quarter, given investment of $50 million in capital to Bank level, and remains at a historically high level...

17 Pro Forma Common Book Value Per Share -- Pro forma common book value per share of $2.30 after DTA reversal and TARP redemption... ** Totals may not foot due to rounding

18 2011 Outlook

Appendix

20 Full Income Statement

21 Select Balance Sheet Items ** Totals may not foot due to rounding

22 Deposit Mix Note: Represents the ending balance and rate for period noted. Retail core deposits include retail demand, savings and money market ** Totals may not foot due to rounding

23 First Mortgage Portfolio - by State Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools As of Jun 30, 2011 ** Totals may not foot due to rounding

24 First Mortgage Portfolio - by Vintage Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools As of Jun 30, 2011 ** Totals may not foot due to rounding

25 First Mortgage Portfolio - by Original FICO Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools As of Jun 30, 2011 ** Totals may not foot due to rounding

26 First Mortgage Portfolio - by LTV Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools As of Jun 30, 2011 ** Totals may not foot due to rounding

27 HFI First Mortgage Portfolio - by Original FICO and LTV Note: Non-performing loans include 90+ days delinquent and matured, calculated using OTS method. LTV equals current principal balance divided by appraised value at origination. As of Jun 30, 2011

28 Legacy Commercial RE Portfolio As of Jun 30, 2011 Note: 90+ days delinquent includes performing non-accruals, calculated using OTS method. ** Totals may not foot due to rounding

29 Legacy Commercial RE Portfolio - by State As of Jun 30, 2011 Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes commercial letters of credit ** Totals may not foot due to rounding

30 Legacy Commercial RE Portfolio - by Vintage As of Jun 30, 2011 Note: Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes commercial letters of credit ** Totals may not foot due to rounding

31 Non-Agency Investment Securities AFS Portfolio As of Jun 30, 2011 Note: excludes agency investment securities, which are sold in normal course ** Totals may not foot due to rounding

32 Real Estate Owned Portfolio As of Jun 30, 2011 ** Totals may not foot due to rounding

33 Asset Quality by Loan Type - HFI As of Jun 30, 2011 Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals, calculated using OTS method. ** Totals may not foot due to rounding

34 Delinquent Loan Trends - Total HFI Portfolio Note: Calculated using OTS method ($ in millions)

35 Non Performing Loans HFI - by State As of Jun 30, 2011 Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals, calculated using OTS method. ** Totals may not foot due to rounding

36 Non Performing Loans HFI - by Vintage As of Jun 30, 2011 Note: Non-performing loans include 90+ days delinquent and matured, and performing non-accruals, calculated using OTS method. ** Totals may not foot due to rounding